Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Investment Trust V
811-01979


On November 15, 2012, under Conformed Submission
Form 497, accession number 0001193125-12-471921, a
prospectus was filed with the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR. The prospectus contains two new series of the Trust.

The two new series are entitled:
Nuveen Gresham Diversified Commodity Strategy Fund and
Nuveen Gresham Long/Short Commodity Strategy Fund.

See the Prospectus for terms of the securities.